Exhibit 99.1

KBR Completes Centauri Acquisition, Strengthening Military Space and Intelligence Capabilities

HOUSTON – (October 5, 2020) – KBR, Inc. (NYSE: KBR) (“KBR”) announced today it has completed the acquisition of Centauri, LLC (“Centauri”), a leading independent provider of space, directed energy, and other advanced technology solutions to the United States intelligence community and Department of Defense, from Arlington Capital Partners.

This significant acquisition expands KBR’s military space and intelligence business and builds upon the company’s existing cybersecurity and missile defense solutions. Furthermore, the addition of Centauri advances KBR’s strategic transformation of becoming a leading provider of high-end, mission-critical technical services and solutions. Centauri has a long history of serving some of the U.S. government’s most important, challenging, and complex missions advancing national security priorities and KBR seeks to expand these customer relationships to diversify the company’s offerings in mission support services for defense and intelligence customers.

“We are excited to welcome Centauri into the One KBR family as their people-focused, mission-oriented ideals align well with our own company culture,” said Stuart Bradie, KBR President and CEO. “Centauri adds an enormous benefit to KBR, as a result of its highly technical, differentiated portfolio, creating opportunities for substantial growth and putting KBR at the forefront of the government solutions sector.”

For more than 60 years, KBR has been a key provider of mission-critical solutions for customers throughout the missile defense, space and intelligence domains, including the U.S. Army, Navy, Air Force, Department of Defense and NASA.

About KBR

KBR is a global provider of differentiated professional services and solutions across the asset and program life cycle within the government solutions and technology sectors. KBR employs approximately 28,000 people worldwide with customers in more than 80 countries and operations in 40 countries.

KBR is proud to work with its customers across the globe to provide technology, value-added services, and long-term operations and maintenance services to ensure consistent delivery with predictable results. At KBR, We Deliver.

Visit www.kbr.com

Forward Looking Statements

The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the possibility that anticipated benefits of the acquisition may not be realized or may take longer to realize than expected; the possibility that costs related to the company's integration of Centauri's operations may be greater than expected and/or that revenues following the acquisition may be lower than expected; the effect of the transaction on the ability of the company to retain customers and retain and hire key personnel of Centauri and maintain relationships with their suppliers and customers, including the U.S. Government; responses from customers and competitors to the acquisition; the risk that the integration of Centauri may distract management from other important matters; results from the acquisition may be different than those anticipated; the significant adverse impacts on economic and market conditions of the COVID-19 pandemic; the company's ability to respond to the challenges and business disruption presented by the COVID-19 pandemic; the recent dislocation of the global energy market; the company's ability to realize cost savings and efficiencies relating to the streamlining of its Energy Solutions business; the company's ability to manage its liquidity; the company's ability to continue to generate anticipated levels of revenue, profits and cash flow from operations during the COVID-19 pandemic and any resulting economic downturn; the outcome of and the publicity surrounding audits and investigations by domestic and foreign government agencies and legislative bodies; potential adverse proceedings by such agencies and potential adverse results and consequences from such proceedings; the scope and enforceability of the company's indemnities from its former parent; changes in capital spending by the company's customers, including as a result of the COVID-19 pandemic; the company's ability to obtain contracts from existing and new customers and perform under those contracts; structural changes in the industries in which the company operates; escalating costs associated with and the performance of fixed-fee projects and the company's ability to control its cost under its contracts; claims negotiations and contract disputes with customers; changes in the demand for or price of oil and/or natural gas; protection of intellectual property rights; compliance with environmental laws; changes in government regulations and regulatory requirements; compliance with laws related to income taxes; unsettled political conditions, war and the effects of terrorism; foreign operations and foreign exchange rates and controls; the development and installation of financial systems; increased competition for employees; the ability to successfully complete and integrate acquisitions; and operations of joint ventures, including joint ventures that are not controlled by the company.

KBR's most recently filed Annual Report on Form 10-K, any subsequent Form 10-Qs and 8-Ks, and other U.S. Securities and Exchange Commission filings discuss some of the important risk factors that KBR has identified that may affect the business, results of operations and financial condition. Except as required by law, KBR undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

For further information, please contact:

Investors

Alison Vasquez

Vice President, Investor Relations
713-753-5082
Investors@kbr.com

Media

Philip Ivy
Vice President, Global Communications and Marketing
713-753-3800
MediaRelations@kbr.com